EXHIBIT 2

FEDERAL DEPOSIT INSURANCE CORPORATION
WASHINGTON, D.C.

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In the Matter of	)	CONSENT ORDER
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BANK OF SMITHTOWN	)
SMITHTOWN, NEW YORK	)	FDIC 09-655b
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(Insured State Nonmember Bank))

The Federal Deposit Insurance Corporation (“FDIC”) is the appropriate Federal banking agency for Bank of Smithtown, Smithtown, New York (“Bank”), under 12 U.S.C. § 1813(q).

The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation and Consent to the Issuance of a Consent Order” (“Stipulation”), dated January 29, 2010 that is accepted by the FDIC.  With the Stipulation, the Bank has consented, without admitting or denying any charges of unsafe or unsound banking practices or violations of law or regulation relating to weaknesses in the Bank’s management, asset quality, earnings and capital, to the issuance of this CONSENT ORDER (“ORDER”) by the FDIC.

Having determined that the requirements for issuance of an order under 12 U.S.C.

§ 1818(b) have been satisfied, the FDIC hereby orders that:

BOARD PARTICIPATION AND SUPERVISION

1.           Within 30 days from the effective date of this ORDER, the Board shall increase its participation in the affairs of the Bank and assume full responsibility for the approval of sound policies and objectives for compliance with this ORDER and for the supervision of Bank management and all the Bank’s activities, including but not limited to asset growth, loan administration, credit analysis, internal loan review, the establishment of an adequate allowance for loan and lease losses, and the mitigation of risks associated with concentrations in commercial real estate loans, including acquisition, development and construction loans. The Board’s participation in the Bank’s affairs shall include, at a minimum, monthly meetings in which the following areas shall be reviewed and approved by the Board:  reports of income and expenses; new, overdue, renewed, insider, charged-off, delinquent, nonaccrued, nonperforming, classified and recovered loans; internal loan watch list; investment activities; operating policies; and individual committee actions. The Board minutes shall document these reviews and approvals, including the names of any dissenting directors.
MANAGEMENT

2.            (a)        The Bank shall have and retain qualified management.  Each member of management shall possess qualifications and experience commensurate with his or her duties and responsibilities at the Bank.  The qualifications of management personnel shall be evaluated on their ability to:

(1)       comply with the requirements of this ORDER;

(2)       operate the Bank in a safe and sound manner;

(3)       comply with applicable laws, rules, and regulations; and

(4)       restore all aspects of the Bank to a safe and sound condition, including improving management effectiveness, asset quality, loan and appraisal review, credit administration, capital and earnings.

(b)           While this ORDER is in effect, the Bank shall notify the Regional Director of the FDIC’s New York Regional Office (“Regional Director”) in writing of any additions, resignations or terminations of any members of its Board or any of its senior executive officers within 15 days of the event.  For purposes of this ORDER, “senior executive officer” is defined in section 303.101(b) of the FDIC Rules and Regulations, 12 C.F.R. § 303.101(b).  In addition, the Bank shall establish procedures to ensure compliance with section 32 of the Act, 12 U.S.C. § 1831i, and Subpart F of Part 303 of the FDIC’s Rules and Regulations.

REDUCTION OF COMMERCIAL REAL ESTATE CONCENTRATIONS

3.             (a)           Within 60 days from the effective date of this ORDER, the Bank shall develop and submit a written plan, acceptable to the Regional Director, for systematically reducing and monitoring its commercial real estate (“CRE”) loan concentration of credit identified in the FDIC’s Report of Examination reflecting the examination of the Bank as of June 30, 2009 (“ROE”) to an amount which is commensurate with the Bank’s business strategy, management expertise, size, and location.  For purposes of the plan, “reduce” means to charge-off or collect CRE loans or to increase Tier 1 capital.  Such plan shall include, but not be limited to:

(1)      a prohibition of any advance that would increase the CRE concentration unless the advance is pursuant to an existing loan agreement or the Board has submitted to the Regional Director a detailed written statement giving reasons why the advance is in the best interests of the Bank and received the Regional Director’s written approval of the advance;

(2)       percent of capital to which the Bank shall reduce the concentration, the justification for the capital percentages set forth in the plan, and timeframes for achieving such reductions;

(3)       provisions requiring compliance with the Interagency Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices (Financial Institution Letter (“FIL”) 104-2006, issued December 12, 2006) and Managing Commercial Real Estate Concentrations in a Challenging Environment (FIL-22-2008, issued March 17, 2008);

(4)       provisions for controlling and monitoring CRE lending, including plans to address the rationale for CRE loan levels as they relate to growth and capital targets, segmentation and testing of the CRE loan portfolio to detect and limit concentrations with similar risk characteristics, and contingency plans for the reduction or mitigation of current CRE concentrations; and

(5)       provisions for the submission of monthly written progress reports to the Board for review and notation in minutes of the Board meetings.

                        (b)       The Bank shall submit the plan to the Regional Director for review and comment.  Within 30 days after the Regional Director has responded to the plan, the Board shall adopt the plan as amended or modified by the Regional Director, which approval shall be recorded in the minutes of the Board meeting.  The plan shall be implemented immediately to the extent that the provisions of the plan are not already in effect at the Bank.

LOAN POLICY

           4.           (a)      Within 60 days from the effective date of this ORDER, and annually thereafter, the Board shall review the Bank’s loan policy and procedures for effectiveness and, based upon this review, shall make all necessary revisions to the policy in order to strengthen the Bank’s lending procedures and abate additional loan deterioration.  Each revision shall be submitted to the Regional Director for review and comment upon its completion.  After the Regional Director has responded to the policies, the Board shall adopt the policies as amended or modified by the Regional Director and immediately implement the policies to the extent that they are not already in effect at the Bank.

(b)           The initial revisions to the Bank’s loan policy required by this paragraph, at a minimum, shall address the recommendations contained in the ROE and provide for the following:

(1)         documentation of lines of authority and operational responsibilities within the loan department;

(2)         the identification, monitoring, and timely reporting of past due loans, loans with emerging credit weaknesses, and exceptions to the loan policy;

(3)         adequate underwriting standards and procedures for loans, loan renewals, and appraisal reviews, including but not limited to standards regarding the type and quality of financial statements required  to support a credit from the initial underwriting through the life of the loan;

(4)         increased Board and Audit Committee oversight of the Bank’s independent loan review function;

(5)         expansion of the Bank’s appraisal policy to ensure reappraisals or evaluations take place when real estate collateral deteriorates;

(6)         expansion of the Bank’s construction loan policy to ensure that waivers of liens or the equivalent are obtained for every advance made on  construction projects;

(7)         compliance with Part 323 of the FDIC’s Rules and Regulations; 12 CF.R. Part 323; Interagency Guidelines on Real Estate Appraisals and Evaluations (FIL 74-94, issued November 11, 199); and the Statement of Policy on Uniform Retail Credit Classification and Account Management Policy (FIL-40-2000, issued June 29, 2000);

(8)         determinations of whether extensions of credit constitute “Troubled Debt Restructuring”;

(9)         guidelines regarding the use and reporting of interest reserves, including limitations on their use and prudent lines of authority for approving their use;

(10)       an internal loan watch list and  a written plan to lessen the risk position in each line of credit identified as a problem credit on the Bank’s internal loan watch list; and

(11)       a non-accrual policy in accordance with the Federal Financial Institutions Examination Council’s Instructions for the Consolidated Reports of Condition and Income.

LOAN REVIEW

5.           (a)             Within 60 days from the effective date of this ORDER, the Board shall revise its independent loan review program to ensure that it is consistent with the Bank’s loan review policy and that it is sufficiently comprehensive to assess risks in Bank lending and minimize credit losses.  At a minimum, the revised program shall provide for:

(1)           increased monitoring and oversight of loan review by the Board and management;

(2)           an increase in the scope and depth of loan review;

(3)         an assessment of the overall quality of the loan portfolio;

(4)         increased staffing of the Bank’s Independent Loan Review (“ILR”) with personnel who are independent and meet minimum qualifications;

(5)         effective loan classification or credit grading systems that identify, monitor, and address asset quality problems in an accurate and timely manner;

(6)         adequate documentation and narratives to support credit ratings and demonstrate that the ILR conducted an independent quarterly review of the Allowance for Loan and Lease Losses;

(7)         procedures to identify and report exceptions to the Interest Reserve Policy;

(8)         identification of credit and collateral documentation exceptions and an action plan to address the identified deficiencies;

(9)         identification of loans that are not in conformance with the Bank's lending policy or laws, rules, or regulations and an action plan to address the identified deficiencies; and

(10)       documentation of the rationale for the Bank assigning a different classification than the ILR.

(b)           The Bank shall submit the revised program to the Regional Director for review and comment.  Within 30 days from receipt of any comment from the Regional Director, and after due consideration of any recommended changes, the Bank shall approve the revised program, which approval shall be recorded in the minutes of the corresponding Board meeting.  Thereafter, the Bank shall implement and fully comply with the program.

CLASSIFIED ASSETS - CHARGE-OFF AND PLAN FOR REDUCTION

6.           (a)           Within 30 days from the effective date of this ORDER, the Bank shall, to the extent that it has not previously done so, eliminate from its books, by charge-off or collection, all assets or portions of assets classified “Loss” by the FDIC in the ROE.  Elimination or reduction of these assets through proceeds of loans made by the Bank shall not be considered “collection” for the purpose of this paragraph.

(b)           Within 60 days from the effective date of this ORDER, the Bank shall formulate and submit a detailed written plan to the Regional Director to reduce the remaining assets classified “Doubtful” and “Substandard” in the ROE.  The plan shall address each asset so classified where the borrower and any related interest has an aggregate indebtedness to the Bank with a balance of $1,000,000 or greater, as identified in the ROE.  In addition, the Bank’s plan shall contain a schedule detailing the projected reduction of total classified assets on a quarterly basis and contain a provision requiring the submission of monthly progress reports to the Board and mandating a review by the Board.

(c)             The Bank shall present the plan to the Regional Director for review.  Within 30 days after the Regional Director has responded to the plan, the Board shall adopt the plan as amended or modified by the Regional Director, which approval shall be recorded in the minutes of the Board meeting.   The Bank shall then immediately initiate measures detailed in the plan to the extent such measures have not been initiated.

(d)             While this ORDER is in effect, the Bank shall eliminate from its books, by charge-off or collection, all assets or portions of assets classified “Loss” as determined at any future examination.

ALLOWANCE FOR LOAN AND LEASE LOSSES

7.           The Allowance for Loan and Lease Losses (“ALLL”) should be funded by charges to current operating income, and should be calculated in accordance with generally accepted accounting standards and ALLL supervisory guidance.  The Bank shall at all times maintain a reasonable ALLL.  Prior to the end of each calendar quarter, the Board shall review the adequacy of the Bank’s ALLL.  Such reviews shall include, at minimum, the analysis required by Financial Accounting Standards Board Statement Numbers 5 and 114, the Bank’s loan loss experience, an estimate of potential loss exposure in the portfolio, trends of delinquent and non-accrual loans and prevailing and prospective economic conditions.  The minutes of the Board meetings at which such reviews are undertaken shall include complete details of the reviews and the resulting recommended increases in the ALLL.

RESTRICTION ON ADVANCES TO CLASSIFIED BORROWERS

8.           (a)           While this ORDER is in effect, the Bank shall not extend, directly or indirectly, any additional credit to or for the benefit of any borrower whose existing credit has been classified Loss by the FDIC as the result of its examination of the Bank, either in whole or in part, and is uncollected, or to any borrower who is already obligated in any manner to the Bank on any extension of credit, including any portion thereof, that has been charged off the books of the Bank and remains uncollected.  The requirements of this paragraph shall not prohibit the Bank from renewing credit already extended to a borrower after full collection, in cash, of interest due from the borrower, or from extending additional credit to a borrower if the Board has submitted to the Regional Director a detailed written statement giving reasons why failure to extend such credit would be detrimental to the best interests of the Bank and received written approval of the extension of credit from the Regional Director.

(b)         While this ORDER is in effect, the Bank shall not extend, directly or indirectly, any additional credit to or for the benefit of any borrower whose extension of credit is classified “Doubtful” and/or “Substandard” by the FDIC as the result of its examination of the Bank, either in whole or in part, and is uncollected, unless the Board has signed a detailed written statement giving reasons why failure to extend such credit would be detrimental to the best interests of the Bank.  The statement shall be placed in the appropriate loan file, included in the minutes of the applicable Board’ meeting, and submitted to the Regional Director in the Progress Reports described in Paragraph 16 of this ORDER.

BUDGET AND PROFIT PLAN

9.           (a)           Within 45 days from the effective date of this ORDER, the Bank shall formulate and submit to the Regional Director for review and comment a written profit plan and a realistic, comprehensive budget for all categories of income and expense for the calendar year 2010.  The plan required by this paragraph shall contain formal goals and strategies, be consistent with sound banking practices, reduce discretionary expenses, take into account loan quality deterioration, provide for an adequate ALLL, improve the Bank’s overall earnings and net interest income, and describe the operating assumptions that form the basis for major projected income and expense components, including executive officers’ compensation.  For purposes of this paragraph, “compensation” refers to any and all salaries, bonuses and other benefits of every kind or nature whatsoever, both current and deferred, whether paid directly or indirectly.

(b)           Within 30 days after the end of each calendar quarter following completion of the profit plan and budget required by this paragraph, the Board shall evaluate the Bank’s actual performance in relation to the written profit plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the Board meeting when such evaluation is undertaken.

(c)           A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect and shall be submitted to the Regional Director for review and comment within 30 days after the end of each year.  Within 30 days after the Regional Director has responded to the plan, the Board shall adopt the plan as amended or modified by the Regional Director, which approval shall be recorded in the minutes of the Board meeting.  The plan shall be implemented immediately to the extent that the provisions of the plan are not already in effect at the Bank.

CAPITAL PLAN

10.           (a)           Not later than June 30, 2010, the Bank shall have and maintain the following minimum capital levels (as defined in Part 325 of the FDIC's Rules and Regulations, 12 C.F.R. Part 325), after establishing an adequate allowance for loan and lease losses:

(1)        Tier 1 capital at least equal to 7 percent of total assets;

(2)        Tier 1 risk-based capital at least equal to 9 percent of total risk-weighted assets; and

(3)        Total risk-based capital at least equal to 11 percent of total risk-weighted assets.

(b)           The Bank shall comply with the FDIC's Statement of Policy on Risk-Based Capital found in Appendix A to Part 325 of the FDIC Rules and Regulations, 12 C.F.R. Part 325, App. A.

(c)           Within 30 days of the last day of each calendar quarter, the Bank shall determine, from its Reports of Condition and Income, its capital ratios for that calendar quarter.

(d)           In the event any capital ratio is or falls below the minimum required by this ORDER, the Bank shall immediately notify the Regional Director and (i) within 60 days shall increase capital in an amount sufficient to comply with this ORDER, or (ii) within 60 days shall submit a written plan to the Regional Director, describing the primary means and timing by which the Bank shall increase its capital ratios up to or in excess of the minimum requirements set forth in this ORDER, as well as a contingency plan for the sale or merger of the Bank in the event the primary sources of capital are not available.  Within 10 days of receipt of all such comments from the Regional Director, and after consideration of all such comments, the Board shall approve the written capital plan, which approval shall be recorded in the minutes of the meeting of the board of directors.  Thereafter, the Bank shall implement and fully comply with the written plan.

(e)           If all or any part of the additional capital required by the provisions of this ORDER is accomplished by the sale of new securities, the Board shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held or controlled by them in favor of the plan.  Should the implementation of the plan involve a public distribution of the Bank's securities (including a distribution limited only to the Bank's existing shareholders), the Bank shall prepare offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and any other material disclosures necessary to comply with the federal securities laws.  Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the plan and any materials used in the sale of the securities shall be submitted to the Regional Director and the FDIC's Accounting, Registration, Disclosure, and Securities Unit, 550 17th Street, N.W. Washington, D.C. 20429 for review and comment. Any changes in the plan or materials requested shall be made prior to the dissemination of the materials.

(f)           If the Bank is permitted to increase its Tier 1 capital by the sale of non-cumulative perpetual preferred stock, then all terms and conditions of the issue, including but not limited to those terms and conditions relative to the interest rate and any convertibility factor, shall be presented to the Regional Director for prior approval.

(g)           The Bank shall provide to any subscriber or purchaser of the Bank's securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within 10 days from the date such material development or change was planned or occurred, whichever is earlier, and shall be furnished to every subscriber and purchaser of the Bank's securities who received or was tendered the information contained in the Bank's original offering materials.

(h)           For purposes of this ORDER, all terms relating to capital shall be calculated according to the methodology set forth in Part 325 of the FDIC's Rules and Regulations.

GROWTH PLAN

11.             While this ORDER is in effect, the Bank shall not increase its Average Total Assets during any quarter without providing, at least 30 days prior to its implementation, a growth plan to the Regional Director.  Such growth plan, at a minimum, shall include the funding source to support the projected growth, as well as the anticipated use of funds.  This growth plan shall not be implemented without the prior written consent of the Regional Director.

COMPLIANCE COMMITTEE

12.           Within 45 days from the effective date of this ORDER, the Board shall establish a subcommittee of the Board charged with the responsibility of ensuring that the Bank complies with the provisions of this ORDER.  The subcommittee shall report monthly to the entire Board, and a copy of the report and any discussion related to the report or the ORDER shall be included in the minutes of the Board meeting.  Nothing contained herein shall diminish the responsibility of the entire Board to ensure compliance with the provisions of this ORDER.

DIVIDEND RESTRICTION

13.           As of the effective date of this ORDER, the Bank shall not declare or pay any dividend without the prior written consent of the Regional Director.

CORRECTION OF VIOLATIONS

14.           Beginning on the effective date of this ORDER, the Bank shall take steps necessary, consistent with other provisions of this ORDER and sound banking practices, to correct and prevent the unsafe or unsound banking practices and/or violations of law or regulation and all contraventions of federal banking agency policies and procedures and guidelines that were identified in the ROE.

SHAREHOLDERS

15.           After the effective date of this ORDER, the Bank shall send a copy of this ORDER, or otherwise furnish a description of this ORDER, to its shareholders (1) in conjunction with the Bank’s next shareholder communication, and also (2) in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.  The description shall fully describe the ORDER in all material respects.  The description and any accompanying communication, statement, or notice shall be sent to the FDIC Accounting and Securities Disclosure Section, Washington, D.C. 20429, for review at least 20 days prior to dissemination to shareholders.  Any changes requested by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.

PROGRESS REPORTS

16.           Within 45 days after the end of the first calendar quarter following the effective date of this ORDER, and within 45 days after the end of each successive calendar quarter, the Bank shall furnish written progress reports to the Regional Director detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof.  Such reports may be discontinued when the corrections required by the ORDER have been accomplished and the Regional Director has released the Bank in writing from making additional reports.

ORDER EFFECTIVE

17.           This ORDER shall be binding upon the Bank, its successors and assigns, and all institution-affiliated parties of the Bank.  The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision of this ORDER shall have been modified, terminated, superseded, or set aside by the FDIC.

This ORDER will become effective upon its issuance by the FDIC.

Pursuant to delegated authority.

Dated this 29th day of January, 2010.

/S/
James C. Watkins
Acting Regional Director New York Region Division of Supervision and Consumer Protection Federal Deposit Insurance Corporation